UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
The following unaudited pro forma condensed combined statements of operations and related notes present the historical results of GoDaddy Inc. (“GoDaddy”) for the six months ended June 30, 2017 and the year ended December 31, 2016, adjusted to reflect (1) the completion of GoDaddy’s acquisition of Host Europe Holdings Limited (“HEG”), a company incorporated in the United Kingdom, on April 3, 2017 ("Acquisition Date") and (2) the sale of HEG’s PlusServer managed hosting business (“PlusServer”) on August 31, 2017, collectively referred to as the “Transactions”. GoDaddy’s actual results from continuing operations for the six months ended June 30, 2017 include the results of HEG from the Acquisition Date, excluding the presentation of PlusServer as discontinued operations upon acquisition. The unaudited pro forma condensed combined statements of operations have been adjusted as if the Transactions had been completed on January 1, 2016.
The unaudited pro forma condensed combined statements of operations were derived from GoDaddy's and HEG's historical financial statements, and give effect to the following:

•	the acquisition of HEG;

•	the reclassification of certain HEG historical financial information to conform with GoDaddy's presentation;

•
the impact of converting HEG's historical financial information from International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IFRS”), to generally accepted accounting principles in the United States (“U.S. GAAP”);

•	the translation of HEG's historical financial information from Euros into U.S. dollars;

•	the impact of preliminary fair value adjustments to the acquired assets and assumed liabilities;

•	the impact of certain incremental indebtedness GoDaddy incurred to finance the acquisition;

•	the impact of the PlusServer sale; and

•	the related income tax effects of the pro forma adjustments.
The unaudited pro forma condensed combined statements of operations do not purport to project GoDaddy's future operating results, and do not include the impact of any (i) cost or revenue synergies; (ii) potential restructuring actions or (iii) non-recurring transaction-related costs.
The unaudited pro forma condensed combined statements of operations, including the related notes, are derived from, and should be read in conjunction with: (i) GoDaddy’s audited consolidated financial statements, which are available in its Annual Report on Form 10-K for the year ended December 31, 2016; (ii) GoDaddy’s unaudited condensed consolidated financial statements, which are available in its Quarterly Report on Form 10-Q for the period ended June 30, 2017 ("2017 10-Q"); (iii) HEG's audited consolidated financial statements for the year ended December 31, 2016, which are available in Exhibit 99.2 to GoDaddy's Current Report on Form 8-K/A filed with the SEC on May 3, 2017 and (iv) the accompanying notes. A pro forma balance sheet is not presented since the Transactions were included in GoDaddy's unaudited condensed consolidated balance sheet as of June 30, 2017, which was included in the 2017 10-Q.

GoDaddy Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2017
(In millions, except share amounts in thousands and per share amounts)

	GoDaddy Historical	HEG Pre-Acquisition Historical (IFRS)	Reclassifications (Note 1)	IFRS to U.S. GAAP Adjustments (Note 3)	Pro Forma Adjustments	Note Ref	PlusServer Sale (Note 7)	GoDaddy Pro Forma Combined
Revenue:
Domains	$504.1		$18.8	$(0.9)	$5.8		$—	$527.8
Hosting and presence	393.2		58.8	(1.8)	4.0		(23.3)	430.9
Business applications	150.2		9.6	(0.5)	0.4		—	159.7
Total revenue	1,047.5	$87.2	—	(3.2)	10.2	(6a)	(23.3)	1,118.4
Costs and operating expenses:
Cost of revenue (excluding depreciation and amortization)	373.2	21.1	(0.2)	(0.4)	—		(5.0)	388.7
Technology and development	170.3	—	6.7	—	—		—	177.0
Marketing and advertising	129.9	—	2.9	—	—		—	132.8
Customer care	142.4	—	4.1	—	—		—	146.5
General and administrative	132.8	44.1	(13.5)	—	(14.0)	(6b)	(9.3)	140.1
Depreciation and amortization	87.1	18.8	—	—	10.2	(6c)	(6.1)	110.0
Total costs and operating expenses	1,035.7	84.0	—	(0.4)	(3.8)		(20.4)	1,095.1
Operating income (loss)	11.8	3.2	—	(2.8)	14.0		(2.9)	23.3
Interest expense	(34.8)	(25.5)	—	—	11.8	(6d)	0.8	(47.7)
Tax receivable agreements liability adjustment	37.0	—	—	—	—		—	37.0
Loss on debt extinguishment	(1.7)	—	—	—	—		—	(1.7)
Other income (expense), net	4.4	—	—	—	—		—	4.4
Income (loss) from continuing operations before income taxes	16.7	(22.3)	—	(2.8)	25.8		(2.1)	15.3
Benefit (provision) for income taxes	3.6	(0.6)	—	0.7	(0.9)	(6f)	1.0	3.8
Net income (loss) from continuing operations	20.3	(22.9)	—	(2.1)	24.9		(1.1)	19.1
Less: net income (loss) from continuing operations attributable to non-controlling interests	(6.4)	—	—	—	(0.4)	(6g)	—	(6.8)
Net income (loss) from continuing operations attributable to GoDaddy Inc.	$26.7	$(22.9)	$—	$(2.1)	$25.3		$(1.1)	$25.9

GoDaddy Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2017
(In millions, except share amounts in thousands and per share amounts)

	GoDaddy Historical	HEG Pre-Acquisition Historical (IFRS)	Reclassifications (Note 1)	IFRS to U.S. GAAP Adjustments (Note 3)	Pro Forma Adjustments	Note Ref	PlusServer Sale (Note 7)	GoDaddy Pro Forma Combined
Net income from continuing operations attributable to GoDaddy Inc. per share of Class A common stock - basic	$0.28							$0.27
Net income from continuing operations attributable to GoDaddy Inc. per share of Class A common stock - diluted	$0.11							$0.11
Weighted-average shares of Class A common stock outstanding - basic	95,734							95,734
Weighted-average shares of Class A common stock outstanding - diluted	177,796							177,796

See accompanying notes to the unaudited pro forma condensed combined statements of operations.

GoDaddy Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2016
(In millions, except share amounts in thousands and per share amounts)

	GoDaddy Historical	HEG Historical (IFRS)	Reclassifications (Note 1)	IFRS to U.S. GAAP Adjustments (Note 3)	Pro Forma Adjustments	Note Ref	PlusServer Sale (Note 7)	GoDaddy Pro Forma Combined
Revenue:
Domains	$927.8		$83.0	$(7.0)	$(14.9)		$—	$988.9
Hosting and presence	678.7		235.2	(4.8)	(7.2)		(94.7)	807.2
Business applications	241.4		21.8	(0.3)	(0.6)		—	262.3
Total revenue	1,847.9	$340.0	—	(12.1)	(22.7)	(6a)	(94.7)	2,058.4
Costs and operating expenses:
Cost of revenue (excluding depreciation and amortization)	657.8	78.9	(8.3)	2.5	—		(12.2)	718.7
Technology and development	287.8	—	57.8	—	—		(25.0)	320.6
Marketing and advertising	228.8	—	14.7	—	—		(6.8)	236.7
Customer care	242.1	—	13.6	—	—		(2.9)	252.8
General and administrative	221.2	200.3	(147.1)	—	(15.4)	(6b)	(12.7)	246.3
Depreciation and amortization	160.1	—	73.2	—	41.9	(6c)	(21.6)	253.6
Total costs and operating expenses	1,797.8	279.2	3.9	2.5	26.5		(81.2)	2,028.7
Operating income (loss)	50.1	60.8	(3.9)	(14.6)	(49.2)		(13.5)	29.7
Interest expense	(57.2)	(107.6)	3.9	—	47.6	(6d)	3.9	(109.4)
Tax receivable agreements liability adjustment	(12.5)	—	—	—	—		—	(12.5)
Other income (expense), net	(1.9)	1.1	—	—	1.5	(6e)	(0.3)	0.4
Loss from continuing operations before income taxes	(21.5)	(45.7)	—	(14.6)	(0.1)		(9.9)	(91.8)
Benefit (provision) for income taxes	(0.4)	(4.6)	—	3.8	11.5	(6f)	3.8	14.1
Net loss from continuing operations	(21.9)	(50.3)	—	(10.8)	11.4		(6.1)	(77.7)
Less: net loss from continuing operations attributable to non-controlling interests	(5.4)	—	—	—	(26.2)	(6g)	—	(31.6)
Net loss from continuing operations attributable to GoDaddy Inc.	$(16.5)	$(50.3)	$—	$(10.8)	$37.6		$(6.1)	$(46.1)
Net loss from continuing operations per share of Class A common stock—basic and diluted	$(0.21)							$(0.58)
Weighted-average shares of Class A common stock outstanding—basic and diluted	79,835							79,835

See accompanying notes to the unaudited pro forma condensed combined statements of operations.

GoDaddy Inc.
Notes to Unaudited Pro Forma Condensed Combined Statements of Operations
(In millions, unless otherwise noted)

Note 1        Basis of Presentation
The unaudited pro forma condensed combined statements of operations are presented as if the Transactions had occurred on January 1, 2016, adjusted to give effect to events that are: (1) directly attributable to the Transactions, (2) factually supportable and (3) expected to have a continuing impact on GoDaddy’s consolidated financial results.
The unaudited pro forma condensed combined statements of operations are provided for illustrative purposes only and do not purport to represent what the actual results of operations of the combined company would have been had the acquisition occurred on the date assumed, nor are they considered to be indicative of GoDaddy’s future consolidated results. The pro forma adjustments are based on management's preliminary estimates of the fair values of the assets acquired and the liabilities assumed and have been prepared to illustrate the effect of the Transactions. The determination of fair value requires considerable judgment and is sensitive to changes in the underlying assumptions, including the useful lives of the assets acquired. These fair value estimates are preliminary and subject to adjustment, which may result in material changes to the final valuation.
Certain reclassifications have been made to HEG's historical financial information to conform to GoDaddy’s financial statement presentation. Such reclassifications had no effect on HEG's previously reported financial results. As part of the integration process, GoDaddy will continue to review HEG’s accounting policies, including any differences between the historical presentation of HEG's financial statements under IFRS and U.S. GAAP. Management may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on GoDaddy's consolidated financial statements.
The unaudited pro forma condensed combined statements of operations do not give effect to any restructuring costs or any potential savings or other operating efficiencies that may result from the Transactions since such amounts, if any, are not presently determinable.
Note 2         Foreign Currency Translation
HEG’s historical statements of operations were translated using the average Euro to U.S. dollar exchange rates of 1.0654 for the period from January 1, 2017 until the Acquisition Date and 1.1069 for the year ended December 31, 2016.
Note 3        IFRS to U.S. GAAP Adjustments
Management performed a preliminary assessment of the adjustments necessary to conform HEG's historical financial statements to a U.S. GAAP presentation, identifying certain material adjustments primarily related to revenue and cost of revenue. Under IFRS, HEG recognized revenue from the sale of domain names in full at the time of registration and from certain non-refundable up-front fees at inception of the arrangement. Domain registrations provide a customer with the exclusive use of a domain during the applicable contract term. After the contract term expires, unless renewed, the customer can no longer access the domain. Under U.S. GAAP, consideration is recorded as deferred revenue at the time of sale, and revenue is recognized as the product or service is delivered to the customer over the applicable contract period. The up-front fees are deferred and recognized over the life of the contract in accordance with Staff Accounting Bulletin Topic 13. Similar to revenue recognition, under IFRS, HEG recognized domain registration costs in the same period as revenue was recognized. Under U.S. GAAP, domain costs are paid at the time of purchase for the life of each subscription, but are recognized ratably over the term of customer contracts.
Note 4        Acquisition Term Loan and Bridge Loan
On February 15, 2017, GoDaddy amended its credit agreement to provide for: (i) the refinancing of its existing $1,072.5 million seven-year term loan, (ii) a second $1,425.0 million tranche ("Acquisition Term Loan"), which was issued on April 3, 2017 upon the completion of the acquisition, and (iii) the refinancing of its existing $150.0 million five-year revolving credit facility, which was increased to $200.0 million upon the closing of the acquisition.
The Acquisition Term Loan was issued at a 0.25% discount at original issue for net proceeds of $1,421.4 million and bears interest at a variable rate of LIBOR plus 2.50% per annum, which was assumed to be 3.41% for the purpose of calculating interest expense in the unaudited pro forma condensed combined statements of operations.
On April 3, 2017, GoDaddy entered into an additional credit agreement to borrow an aggregate principal amount of €500 million (“Bridge Loan”) in connection with the acquisition. The Bridge Loan was issued at a 0.25% discount at original issue for net proceeds of €498.8 million and bears interest at a rate per annum of EURIBOR (not less than 1.0%) plus 2.75%.

GoDaddy Inc.
Notes to Unaudited Pro Forma Condensed Combined Statements of Operations
(In millions, unless otherwise noted)

GoDaddy is required to prepay the Bridge Loan with an amount equal to 100% of the net cash proceeds received from the sale of PlusServer. On August 31, 2017, in connection with the sale, GoDaddy used the net proceeds together with existing cash and cash equivalents to fully repay the Bridge Loan. Accordingly, interest expense on the this loan was reported within GoDaddy's historical financial statements as part of discontinued operations in the 2017 10-Q and has been excluded from the unaudited pro forma condensed combined statements of operations. Refer to Note 7 for further discussion of the sale of PlusServer.
Note 5        Preliminary Purchase Accounting
The purchase price was preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the Acquisition Date, as described in the 2017 10-Q. During the measurement period, which will not exceed one year from closing, management will continue to obtain information to assist in finalizing the fair values. Any qualifying changes to the preliminary estimates will be recorded as adjustments to the respective assets and liabilities, with any residual amounts allocated to goodwill. The determination of fair value requires considerable judgment and is sensitive to changes in the underlying assumptions. These fair value estimates are preliminary and subject to adjustment, which may result in material changes to the final valuation. Any such changes may have a material impact on the combined company’s depreciation and amortization expense and future results of operations.
Note 6         Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

(a)	The pro forma adjustments to revenue reflect the impact of purchase accounting adjustments to acquired deferred revenue.

(b)
The pro forma adjustments to general and administrative expenses reflect the elimination of non-recurring transaction-related costs incurred by GoDaddy and HEG. Costs incurred for integration-related activities were not eliminated.

(c)
The pro forma adjustments reflect the reversal of HEG's historical depreciation and amortization expense and the recording of such expenses based on the preliminary fair values and estimated useful lives of the acquired assets, assuming straight-line expense. GoDaddy may use amortization methods different than straight-line for certain acquired intangible assets.

(d)
The pro forma adjustments reflect the reversal of HEG's historical interest expense and deferred financing fees amortization related to HEG's debt repaid at closing and the recording of such expenses on the Acquisition Term Loan.

(e)
The pro forma adjustment to other income (expense) for the year ended December 31, 2016 eliminates HEG's recognized loss on a derivative liability that was settled at closing. An adjustment for the six months ended June 30, 2017 was not required.

(f)
The income tax impact of the pro forma adjustments was not significant for the six months ended June 30, 2017. The pro forma adjustment for the year ended December 31, 2016 reflects the estimated income tax calculated for the impact of the pro forma adjustments using the country of origin's applicable tax rates.

(g)	The pro forma adjustments to the non-controlling interest are calculated assuming the 33% and 47% non-controlling interest at June 30, 2017 and December 31, 2016, respectively.
Note 7        PlusServer Sale
GoDaddy had committed to a formal plan to sell PlusServer upon acquisition and therefore reported it as discontinued operations at the Acquisition Date in its 2017 10-Q. Accordingly, the unaudited pro forma condensed combined statements of operations eliminate the operations of PlusServer in all periods presented. On August 31, 2017, GoDaddy completed the sale of all of the outstanding shares in PlusServer.
The amounts presented for PlusServer were derived from HEG's historical accounting records, adjusted to conform to GoDaddy’s financial statement presentation, U.S. GAAP and the preliminary purchase accounting allocation. The unaudited pro forma condensed combined statements of operations presented for PlusServer may not be indicative of its future results.